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                                                                    EXHIBIT 5.01
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                                 July 8, 1998

ONSALE, Inc.
1350 Willow Road, Suite 202
Menlo Park, California 94025

Ladies & Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about July 10, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,950,000 shares of your Common Stock (the "Common Stock") subject to issuance by you upon the exercise of (a) stock options granted or to be granted under your 1995 Equity Incentive Plan (the "1995 Plan") or (b) purchase rights granted or to be granted under your 1996 Employee Stock Purchase Plan (the "1996 Plan"), both as amended through March 16, 1998. The 1995 Plan and the 1996 Plan are collectively referred to herein as the "Plans."

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof, including without limitation the Plans and the documents related to each;

     (2) the Prospectuses relating to the Plans prepared in connection with the Registration Statement, which Prospectuses take into account the amendments to the Plans approved as of March 16, 1998, which amendments increase by 1,800,000 shares and 150,000 shares, respectively, the numbers of shares of Common Stock available for issuance pursuant to the 1995 Plan and the 1996 Plan;

     (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors relating to the Plans that are contained in your minute books that are in our possession;

     (4) your Certificate of Incorporation, as amended, and Bylaws, both as filed with your registration statement on Form S-1 filed with the Commission on December 20, 1996, as such registration statement was subsequently amended;
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ONSALE, Inc.
July 10, 1998
Page 2


     (5) the stock records that you have provided to us (consisting of a list of stockholders prepared by your transfer agent, Boston EquiServe, on July 8, 1998 and a list of option holders respecting your capital stock that was prepared by you); and

     (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     We have also confirmed the effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by telephone call to the officers of the Commission and have confirmed your eligibility to use Form S-8.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe
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that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that the 1,950,000 additional shares of Common Stock that may be issued and sold by you upon the exercise of
(a) stock options granted or to be granted under the 1995 Plan and (b) purchase rights granted or to be granted under the 1996 Plan, when issued and sold in accordance with the applicable Plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.
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ONSALE, Inc.
July 10, 1998
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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of shares of the Common Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP